Exhibit 23.7

Melnik Oded Business Advisory Ltd.

Re: Consent letter

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related prospectus of BOS Better Online Solutions Ltd.

January 11, 2006	/s/ Melnik Oded Business Advisory Ltd. ——————————————————— Melnik Oded Business Advisory Ltd.